UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K


CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event
reported): April 13, 2010,


WINSONIC DIGITAL MEDIA GROUP, LTD.
(Exact name of registrant as specified in its charter)


(State of
Incorporation) Nevada

(Commission File
Number)
000-32231

(IRS Employer
Identification
No.)52-2236253


2500 Anthem Village Drive, Suite 200
Henderson. Nevada 89052
(Address of principal executive offices) (Zip Code)

800-332-2730
(Registrant?s telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


Written communications pursuant to Rule 425 under the Securities Act

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act

Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act

The Winsonic Group has begun working out Senior
Secured Debt Facility for WinSonic Digital
Media Group, Ltd.The Winsonic Group is in negotiations, planning, and arranging a new Senior
Secured Debt Facility for Winsonic Digital Media
Group, Ltd., Inc. with a specialty private finance group. The Winsonic group new facility will be used to refinance the existing senior secured debt, provide growth capital, working capital and fund WinSonic Digital Cable
Systems Network, Ltd. The Winsonic Group will replacement Winsonic Digital Media Groups existing secured debt facility which is maturing in 2010.The Winsonic Group will also provide financial services,financial advisor, and management services on all phases of the senior debt financing process,including preparation and presentation of a comprehensive private placement memorandum, solicitation of lenders, and coordination with other professional advisors to complete the transaction cost effectively.Performing a debt capacity analysis and advising on establishing optimal capital structure parameters to Winsonic
Digital Media Group, Ltd. in connection with this transaction. The Winsonic Group will also work with Winsonic Digital Media Group, Ltd. on a share repurchase and stock buy back program.
By repurchasing its own shares, the Company intends to gain additional strategic scope in the event of acquisitions, the purchase of intellectual property, investments and similar transactions aimed at further implementing its growth strategy.The Winsonic Group and Winston D. Johnson has entered into a agreement to purchase and develop The WinSonic Campus a 4 Acre complex including WinSonic
Digital Cable Systems Network, Ltd. Broadcast Center,
Super Computer Lab,Customer Care Support Service,
WinSonic Home Entertainment, Winsonic International,
Winsonic Electronics, Winsonic Studios, Winsonic Institute, Winsonic TV,Winsonic Music, Winsonic Publishing, and Winsonic Process Digital.

CONSENT OF DIRECTORS authorize the conversion of debt of the Corporation due and payable to vendors, notes, loans, employees and officers into an aggregate of shares of the Common and Preferred Stock of the Corporation, with such shares to be issued to the designees of The Winsonic Group broker escrow account subject to the further terms and conditions of this consent; and be it further
Winsonic Digital Media Group, Ltd., a Nevada corporation
(the Corporation), hereby take the following actions and hereby consent, pursuant to Section 78.315(2) of the Revised Statutes of the State of Nevada, to the adoption of the following resolutions with the same force and effect as if said resolutions had been duly adopted at a meeting of the Board of Directors of the Corporation (the Board):
RESOLVED, that as the Board deems it advisable and in the best interest of the Corporation to convert the debt held by vendors, notes, loans, employees and officers to Common Shares and Preferred shares in the Corporation; and be it further
RESOLVED, that the Corporation acknowledges the amount of this debt and be it further
RESOLVED, that consistent with the prior actions, anticipated capital requirements, current value of the assets of the Corporation, market conditions for the Corporations Common Stock and other considerations, the Directors do hereby authorize the conversion of debt of the Corporation due and payable to vendors, notes, loans, employees and officers into an aggregate of shares of the Common and Preferred Stock of the Corporation, with such shares to be issued to the designees of Winsonic Group broker escrow account subject to the further terms and conditions of this consent; and be it further

      RESOLVED, that such issuance shall be made over the course of time as requested by the recipient to such persons or entities designated by the recipient;

      RESOLVED, that the shares of Common Stock and Preferred Shares to be issued to the Winsonic Group broker escrow account, or other recipients, upon the conversion of debt authorized herein shall be restricted shares and will be issued in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the Securities Act). The shares issued in the conversion are subject to the terms and conditions of Rule
144 under the Securities Act, and the affixing or removal of any restrictive legend on such shares shall be done in accordance with the provisions of Rule 144, including the provisions for the removal of such legends under the terms of Rule 144(k), and be it further

      RESOLVED, that any and all actions heretofore taken in furtherance of the transactions authorized or contemplated herein, by each director or officer of the Corporation, acting singly, on behalf of the Corporation, be and hereby is ratified, approved and confirmed, including, without limiting the foregoing, the execution and delivery of any agreements, certificates, filings, instruments and other documents as may have been necessary or appropriate in order to effectuate the transactions contemplated under these resolutions.